As filed with the Securities and Exchange Commission on June 19, 1998

                                                    Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------
                         PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------


          Delaware                                  94-2933952
   (State of incorporation)             (I.R.S. Employer Identification No.)

                               ------------------
                               201 Mission Street
                         San Francisco, California 94105
                                 (415) 543-0404
          (Address and telephone number of Principal Executive Offices)

                        1997 Employee Stock Purchase Plan
                            (Full title of the plan)
                                 --------------

                                Shailesh J. Mehta
                             Chief Executive Officer
                         Providian Financial Corporation
                               201 Mission Street
                         San Francisco, California 94105
                                 (415) 543-0404
            (Name, address, including zip code and telephone number,
                    including area code of agent for service)
                              --------------------

                                   Copies to:
                               Ellen Richey, Esq.
                         Providian Financial Corporation
                               201 Mission Street
                         San Francisco, California 94105

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
________________________________________________________________________________
Title of             Amount        Proposed maximum   Proposed      Amount of
securities to be     to be         offering price     maximum       registration
registered           registered    per share(1)       aggregate     fee
                                                      offering
                                                      price (1)
________________________________________________________________________________

1997 Employee Stock  1,000,000     $69.0625          $69,062,500    $20,373.44
Purchase Plan        shares
Common Stock
(par value $0.01)
________________________________________________________________________________
________________________________________________________________________________
     (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) based upon the average of the high and the low prices of Registrant's Common Stock on June 15, 1998, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 as amended (the "Exchange Act") are incorporated by reference into this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     3. The Registrant's Current Report on Form 8-K dated February 13, 1998.

     4. The description of the Registrant's common stock which is contained in a registration statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws contain provisions covering indemnification of directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Exchange Act.

     The Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent not prohibited by the DGCL and authorizes the indemnification by the Registrant of officers, employees and other agents as set forth in the DGCL.

     In addition, the Registrant has obtained directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8.  EXHIBITS

Exhibit

5.1      Opinion of General Counsel, Providian Financial Corporation
23.1     Consent of Ernst & Young LLP
23.1 Consent of General Counsel, Providian Financial Corporation. Reference is made to Exhibit 5.1
24.1     Power of Attorney.  Reference is made to the signature pages
99.1     1997 Employee Stock Purchase Plan (incorporated by reference to Exhibit
         10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997)
99.2     1997 Employee Stock Purchase Plan Offering


ITEM 9.  UNDERTAKINGS

1.   The undersigned Registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 19, 1998.

                                      PROVIDIAN FINANCIAL CORPORATION

                                      By:  /s/ Shailesh J. Mehta
                                           __________________________________
                                           Shailesh J. Mehta
                                           Chairman of the Board, President and
                                           Chief Executive Officer
                                          (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen Richey, Clifford Shapiro and Ronald Claveloux, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                               Date
---------                     ------                              -----

/s/ Shailesh J. Mehta
---------------------         Chairman of the Board,              June 19, 1998
Shailesh J. Mehta             President and Chief Executive
                              Officer and Director (Principal
                              Executive Officer)

/s/ David J. Petrini
--------------------          Senior Vice President and           June 19, 1998
David J. Petrini              Chief Financial Officer
                              (Principal Financial Officer)

/s/ Daniel Sanford
------------------            Vice President and Controller       June 19, 1998
Daniel Sanford                (Principal Accounting Officer)

/s/ John M. Cranor III
----------------------        Director                            June 19, 1998
John M. Cranor III

/s/ James V. Elliott
--------------------          Director                            June 19, 1998
James V. Elliott

/s/ Lyle Everingham
-------------------           Director                            June 19, 1998
Lyle Everingham

/s/ J. David Grissom
--------------------          Director                            June 19, 1998
J. David Grissom

/s/ F. Warren McFarlan
----------------------        Director                            June 19, 1998
F. Warren McFarlan

/s/ Larry D. Thompson
---------------------         Director                            June 19, 1998
Larry D. Thompson
Director

/s/ John L. Weinberg
--------------------          Director                            June 19, 1998
John L. Weinberg



                                  EXHIBIT INDEX

Exhibit

5.1      Opinion of General Counsel, Providian Financial Corporation
23.1     Consent of Ernst & Young LLP
23.1 Consent of General Counsel, Providian Financial Corporation. Reference is made to Exhibit 5.1
24.1     Power of Attorney.  Reference is made to the signature pages
99.1     1997 Employee Stock Purchase Plan (incorporated by reference to Exhibit
         10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997)
99.2     1997 Employee Stock Purchase Plan Offering